SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2003

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since
last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit	Description

99.1	Invitrogen Corporation press release dated July 24, 2003.

Item 9. REGULATION FD DISCLOSURE.

     In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Invitrogen Corporation (the “Company”) whether before or after the date hereof, regardless of any general incorporation language in such filing.

     On July 24, 2003, the Company issued a press release regarding the Company’s financial results for the fiscal quarter ended June 30, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1

     Certain of the information set forth in the press release may be considered non-GAAP financial measures. The Company has regularly reported pro forma results which exclude merger related amortization and business integration costs to provide a supplemental comparison of results of operations. Management excludes these costs when analyzing operations since they are principally non-cash or other costs resulting primarily from business restructurings or purchase accounting that are separate from ongoing operations. Management also believes that the pro forma results provide investors with additional useful information concerning the Company’s ability to generate positive cash flows. The pro forma results should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: July 24, 2003	By:	/s/ C. Eric Winzer

C. Eric Winzer Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Invitrogen Corporation press release dated April 24, 2003.